                                                                     EXHIBIT 1.1



                                 2,300,000 SHARES OF
                                     COMMON STOCK

                             CUMETRIX DATA SYSTEMS CORP.

                                UNDERWRITING AGREEMENT



                                                              New York, New York
                                                                   April  , 1998




JOSEPH STEVENS & COMPANY, INC.
As Representative of the several Underwriters listed on Schedule A hereto
33 Maiden Lane, 8th Floor
New York, New York 10038



Ladies and Gentlemen:



          CUMETRIX DATA SYSTEMS CORP., a California corporation (the "Company"), confirms its agreement with Joseph Stevens & Company, Inc. ("JSC") and each of the underwriters named on Schedule a (hereto collectively, the "Underwriters"), for whom JSC is acting as representative (in such capacity JSC shall hereinafter be referred to as "you" or the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, acting severally and not jointly, of the respective number of shares of the Company's common stock, no par value (the "Common Stock") set forth on Schedule A. Such 2,300,000 shares of Common Stock are hereinafter referred to as the "Firm Shares." Upon the Underwriters' request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriters, acting severally and not jointly, up to an additional 345,000 shares for the purpose of covering over allotments, if any. Such 345,000 shares are hereinafter collectively referred to as the "Option Shares." The Company also proposes to issue and sell to the Representative or its designees warrants (the "Representative's Warrants"), pursuant to the Representative Warrant Agreement (the "Representative's Warrant Agreement"), for the purchase of an additional 230,000 shares of Common Stock (the "Representative's Shares"). The Firm Shares, the Option Shares, the Representative's Warrants and the Representative's Shares are hereinafter collectively referred to as the "Securities" and are more fully described in the Registration Statement and the Prospectus referred to below.



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          1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to, and covenants and agrees with, the Underwriters as of the date hereof, and as of the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined), if any, as follows:


          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendments thereto, on Form S-1 (Registration No. 333-43151), including any related preliminary prospectus or prospectuses (each a "Preliminary Prospectus"), for the registration of the Securities, under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Commission under the Act. The Company will not file any other amendment to such registration statement which the Underwriters shall have objected to in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time it becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to, those documents or that information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the rules and regulations under the Act), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any Preliminary Prospectus, the Registration Statement or the Prospectus, and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus, at the respective times of filing thereof, conformed with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement nor the Prospectus, at the respective times of filing thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus. The Company has filed all reports, forms or other documents required to be filed under the Act and the Exchange Act and the respective Rules and Regulations thereunder, and all such reports, forms or other documents, when so filed or as subsequently amended, complied in all material respects with the Act and the Exchange Act and the respective Rules and Regulations thereunder.

          (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Option Closing Date, if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; and, at and through such dates, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in the Preliminary Prospectus, Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

          (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, taken as a whole ("Material Adverse Effect"). Except as set forth in the Prospectus, the Company does not own, directly or indirectly, an interest in any corporation, partnership, trust, joint venture or other business entity. The Company has all requisite power and authority (corporate and other), and has obtained any and all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), necessary and material to the Company's owning or leasing its properties and conducting its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and with all federal, state, local and foreign laws, rules and regulations to which it is subject; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, prospects, stockholders' equity, value, operations, properties, business or results of operations of the Company. The disclosure in the Registration Statement concerning the effects of federal, state, local and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated is correct in all material respects and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" and "Description of Securities" and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and the Representative's Warrant Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company on or prior to the Closing Date and each Option Closing Date, if any, conform or, when issued and paid for, will conform, in all respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holder of any security of the Company or any similar contractual right granted by the Company. The Securities to be sold by the Company hereunder and pursuant to the Underwriters' Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities, when delivered by the Company, will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof and the Representative Warrant Agreement of the Securities to be sold by the Company hereunder and thereunder to the Representative's or the Underwriters, as the case may be, the Representative or the Underwriters, as the case may be, will acquire good and marketable title to such Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever asserted against the Company or any affiliate (within the meaning of the Rules and Regulations) of the Company.



          (f) The financial statements of the Company together with the related notes thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, income, changes in stockholders' equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and the pro forma financial information included in the Registration Statement and Prospectus presents fairly on a basis consistent with that of the audited financial statement therein, what the Company's pro forma capitalization and balance sheet data would have been for the respective periods and as of the respective dates to which they apply after giving effect to the adjustments described therein. Such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development involving a prospective change in the condition, financial or otherwise, or in the earnings, prospects, stockholders' equity, value, operations, properties, business or results of operations of the Company, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus; and the outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The financial information set forth in the Prospectus under the headings "Summary

Financial Data," "Capitalization," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" fairly presents, on the basis stated in the Prospectus, the information set forth therein and such financial information has been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

          (g) The Company (i) has paid all federal, state, local and foreign taxes for which it is liable and which are required to have been paid, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it, except in the cases of each clauses (i) through (iii) where the failure to do so would not have a Material Adverse Effect..



          (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriters of the Securities from the Company and the purchase by the Representative of the Representative's Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement or the Representative's Warrant Agreement, or (iv) resales of the Firm Shares or the Option Shares in connection with the distribution contemplated hereby.



          (i) The Company maintains insurance policies, including, but not limited to, general liability, property, personal and product liability insurance, and surety bonds which insure the Company and its employees against such losses and risks generally insured against by comparable businesses. The Company (i) has not failed to give notice or present any insurance claim with respect to any insurable matter under the appropriate insurance policy or surety bond in a due and timely manner, (ii) does not have any disputes or claims against any underwriter of such insurance policies or surety bonds, nor has failed to pay any premiums due and payable thereunder, or (iii) has not failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.



          (j) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those pertaining to environmental or similar matters), domestic or foreign, pending or, to the best knowledge of the Company, threatened against (or circumstances that may give rise to the same), or involving the properties or business of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement, the Representative's
Warrant Agreement or the Consulting Agreement (as defined in Section 1(ff) hereof) or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, the Representative's Warrant Agreement or the Consulting Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or the earnings, prospects, stockholders' equity, value, operations, properties, business or results of operations of the Company.



          (k) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Securities, to enter into this Agreement, the Representative's Warrant Agreement and the Consulting Agreement and to consummate the transactions provided for in such agreements; each of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement have been duly and properly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery by the Underwriters or JSC, as the case may be, this Agreement, the Representative's Warrant Agreement and the Consulting Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any motion, legal or equitable, and except as obligations to indemnify or contribute to losses may be limited by applicable law). None of the Company's issue and sale of the Securities, execution or delivery of this Agreement, the Representative's Warrant Agreement or the Consulting Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct of its business as described in the Registration Statement and the Prospectus and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the certificate of incorporation or by-laws of the Company, (ii) any material license, contract, indenture, mortgage, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) are or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, except where such breach or violation would not have a Material Adverse Effect.




          (l) No consent, approval, authorization or order of, and no filing with, any arbitrator, court, regulatory body, administrative agency, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, this Agreement and the Representative's Warrant Agreement, the performance of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement and the transactions contemplated hereby and thereby, except such as have been obtained under the Act, the rules of the National Association of Securities Dealers, Inc. (the "NASD"), the rules of the Nasdaq Stock Market, or under State or other securities or Blue Sky Laws.

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          (m)  All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute legal, valid and binding agreements of the Company enforceable against the Company, in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any motion, legal or equitable, and except as obligations to indemnify or contribute to losses may be limited by applicable law). The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1; and there are no agreements, contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required; and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of any class of its capital stock; and, subsequent to such dates, and except as may be otherwise disclosed in the Prospectus, there has not been any change in the capital stock, debt (long or short term) or liabilities or any material change in the condition, financial or otherwise, or the earnings, prospects, stockholders' equity, value, operations, properties, business or results of operations of the Company.

          (o) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which the property or assets (tangible or intangible) of the Company is or may be subject.

          (p) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state, local and foreign laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company by the United States Department of Labor or any other governmental agency responsible for the enforcement of any federal, state, local or foreign laws, rules and regulations relating to employment. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the

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Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or, to the best of the Company's knowledge, is imminent.

          (q) The Company does not, now or at any time previously, maintain, sponsor or contribute to any "employee benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

          (r) Neither the Company nor any of its respective employees, directors, stockholders or affiliates (within the meaning of the Rules and Regulations), has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Securities or otherwise.

          (s) To the best of the Company's knowledge, none of the trademarks, trade names, service marks, service names, copyrights, patents and patent applications, and none of the licenses and rights to the foregoing, presently owned or held by the Company are in dispute or are in conflict with the right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all trademarks, trade names, service marks, service names, copyrights, patents and patent applications, and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, trade name, service mark, service name, copyright, patent or patent application except as set forth in the Registration Statement or the Prospectus. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened (or circumstances that may give rise to the same) against the Company which challenges the rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business.

          (t) Except as set forth in the Registration Statement or the Prospectus, the Company owns or has the right to use all trade secrets, know how (including all unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, designs, processes, works of authorship, computer programs and technical data and information that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including, without limitation, former employers of its employees.

          (u) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than liens for taxes not yet due and payable and except where failure by the Company to hold good and marketable to, or valid and enforceable leasehold estates in such real or personal property, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities would not have a Material Adverse Effect.

          (v) Arthur Andersen LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required within the meaning of the Act and the Rules and Regulations.

          (w) The holders of all of the shares of Common Stock of the Company, including each director, officer and principal shareholder of the Company, but excluding the Bridge Investors (as such term is defined below), have executed an agreement (collectively, the "Management Lock-Up Agreements") pursuant to which he, she or it has agreed, for a period extending eighteen (18) months following the effective date of the Registration Statement (the "Lock-Up Period"), not to directly or indirectly, offer, offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate or otherwise encumber (whether pursuant to Rule 144 of the Rules and Regulations or otherwise) any securities issued or issuable by the Company, whether or not owned by or registered in the name of such persons, or dispose of any interest therein, without the prior written consent of JSC; provided, however, that the Lock-Up Period shall immediately terminate if the average closing bid price of the Common Stock, if the Common Stock is quoted on the Nasdaq system, or the Nasdaq SmallCap Market, or the average closing sale price of the Common Stock, if the Common Stock is listed on the American Stock Exchange or New York Stock Exchange, equals or exceeds $10.00 per share (subject to customary adjustments for stocksplits, combinations, consolidations and similar transactions) for any 30 consecutive calendar days. Such persons have all further agreed in the Management Lock-Up Agreements that, for a period extending twenty-four (24) months following the effective date of the Registration Statement, all sales of such securities of the Company shall be made through JSC in accordance with its customary brokerage policies. The investors (collectively, the "Bridge Investors"), who purchased securities of the Company in the Company's bridge financing (the "Bridge Financing") pursuant to the confidential private placement memorandum dated October 29, 1997, have agreed ("Bridge Lock-Up Agreement"; collectively, the Bridge Lock-Up Agreements and the Management Lock-Up Agreements shall be referred to as the "Lock-Up Agreements") not to directly or indirectly, issue, offer to sell, grant an option for the sale of, transfer, assign, hypothecate, pledge, distribute or otherwise dispose of or encumber (either pursuant to Rule 144 of the regulations under the Securities Act or otherwise) the units, the shares of common stock, the warrants or the shares of common stock underlying such warrants acquired or sold in the Bridge Financing for a period extending twelve (12) months following the effective date of the Registration Statement and thereafter for an additional six (6) months, without the prior written consent of JSC. The Bridge Investors have further agreed that for a period extending twenty-four (24) months following the effective date of the Registration Statement, all sales of such securities shall be made through JSC in accordance with its customary brokerage policies. The Company will cause its transfer agent to make an appropriate legend on the face of stock certificates representing all such securities and to place "stop transfer" orders on the Company's stock ledgers.

          (x) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

          (y) The Common Stock has been approved for quotation on the Nasdaq SmallCap Market.

          (z) Neither the Company nor any of its respective directors, officers, stockholders, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or any official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs, prospects, stockholders' equity, value, operations, properties, business or results of operations of the Company, or (iii) if not continued in the future, might materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, prospects, stockholders' equity, value, operations, properties, business or results of operations of the Company. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (aa) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, and no affiliate or associate (as these terms are defined in the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or
(ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company may be bound. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director or any person listed in the "Principal Shareholders" section of the Prospectus or any affiliate or associate of any of the foregoing persons or entities which are required to be disclosed in the Prospectus pursuant to the Act and the Rules and Regulations.

          (bb) The minute books of the Company have been made available to the Underwriters, contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all respects.

          (cc) Except and to the extent described in the Prospectus, no holder of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company has the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement. Except as set forth in the Prospectus, no person or entity holds any anti-dilution rights with respect to any securities of the Company.

          (dd) Any certificate signed by any officer of the Company and delivered to the Underwriters or to Underwriters' Counsel (as defined in Section 4(d) herein), shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (ee) The Company has entered into a financial advisory and consulting agreement substantially in the form filed as Exhibit 10.16 to the Registration Statement (the "Consulting Agreement") with JSC, with respect to the rendering of consulting services by JSC to the Company. The Consulting Agreement provides that JSC shall be retained by the Company commencing on the consummation of the proposed public offering and ending 24 months thereafter, at a monthly retainer of $2,000, all of which is payable on consummation of the proposed public offering. The Consulting Agreement has been duly and validly authorized by the Company and assuming due execution by the parties thereto other than the Company, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

          (ff) The Company has filed a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and such Form 8-A has been declared effective by the Commission.

          (gg) The Company has as of the effective date of the Registration Statement (i) entered into an employment agreement with each of Max Toghraie, James Ung and Mei Yang in the forms filed as Exhibit 10.4, 10.2 and 10.3, respectively, to the Registration Statement and (ii) has obtained term key-man insurance on the lives of each of James Ung and Max Toghraie in the amount of $1,000,000 which policy names the Company as sole beneficiary.

          2.   PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Firm Shares at a price equal to $__________ [90.75% of the initial public offering price] per Share.



          (b) In addition, on the basis of the representations, warranties, covenants and agreement, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of the Option Shares at a price equal to $__________ [90.75% of the initial public offering price] per Share. The option granted hereby will expire forty-five (45) days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by JSC to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for any such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the Closing Date, unless otherwise agreed upon by the Representative and the Company. Nothing herein contained shall obligate the Underwriters to exercise the option granted hereby. No Option Shares shall be delivered unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.




          (c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of JSC at 33 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on __________ __, 1998 or at such other time and date as shall be agreed upon by the Representative and the Company, but not less than three (3) nor more than seven (7) full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called the "Closing
Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned office of JSC or at such other place as shall be agreed upon by the Representative and the Company. Delivery of the certificates for the Firm Shares and the Option Shares, if any, shall be made to the Underwriters against payment by the Underwriters of the purchase price for the Firm Shares and the Option Shares, if any, to the order of the Company by wire transfer. Certificates for the Firm Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representative may request in writing at least two (2) business days prior to the Closing Date or the relevant Option Closing Date, as the case may be.
The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Representative at such offices or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.



          (d) On the Closing Date, the Company shall issue and sell to the Representative or their designees the Representative's Warrants for an aggregate purchase price of $.0001 per warrant, which warrants shall entitle the holders thereof to purchase an aggregate of an additional 230,000 Shares. The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at a price equaling one hundred and sixty-five percent (165%) of the initial public offering price of the Shares. The Representative's Warrant Agreement and the form of the certificates for the Representative's Warrants shall be substantially in the form filed as Exhibit 1.2 to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.




          3. PUBLIC OFFERING OF THE SHARES. As soon after the Registration Statement becomes effective as the Representative deem advisable, the Underwriters shall make a public offering of the Firm Shares and such of the Option Shares as the Underwriters may determine (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Shares has been completed to such extent as the Representative, in its sole discretion, deem advisable. The Underwriters may enter into one or more agreements as the Underwriters, in their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.



          4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:



          (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or the Exchange Act before termination of the offering of the Securities to the public by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have objected or which is not in compliance with the Act, the Exchange Act and the Rules and Regulations.




          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the same in writing, (i) when the Registration Statement, as amended, becomes effective, when any post-effective amendment to the Registration Statement becomes effective and, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding the outcome of which may result in the suspension of the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of any proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose,
(iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities regulatory authority shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.



          (c) The Company shall file the Prospectus (in form and substance satisfactory to the Representative) with the Commission, or transmit the Prospectus by a means reasonably calculated to result in filing the same with the Commission, pursuant to Rule 424(b)(1) of the Rules and Regulations (or, if applicable and if consented to by the Representative, pursuant to Rule 424(b)(4) of the Rules and Regulations) within the time period specified in Rule 424(b)(1) (or, if applicable and if consented to by the Underwriters, Rule 424(b)(4)).




          (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the offering of any of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Representative or Orrick, Herrington & Sutcliffe LLP, its counsel ("Underwriters' Counsel"), shall object.




          (e) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution contemplated hereby, and shall make such applications, file such documents and furnish such information as may be required for such purpose; PROVIDED, HOWEVER, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction.
In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.



          (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Exchange Act and the Rules and Regulations so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if it is necessary at any time to amend or supplement the prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.




          (g) As soon as practicable, but in any event not later than forty five (45) days after the end of the 12 month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (ninety (90) days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least twelve (12) consecutive months after the effective date of the Registration Statement.




          (h) During a period of five (5) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to the Representative:



               i) unaudited quarterly reports of earnings as certified by the Company's principal financial and accounting officer;

              ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of the Company's independent certified public accountants;

             iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

              iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

               v) every press release and every material news item or article of interest to the financial community in respect of the Company, or its respective affairs which was released or prepared by or on behalf of the Company; and



              vi) any additional information of a public nature concerning the Company (and any future subsidiaries) or its respective business which the Representative may request.



     During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (i) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.



          (j) The Company will furnish to the Representative, without charge and at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (one of which will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may request.




          (k) On or before the effective date of the Registration Statement, the Company shall provide the Representative with originally executed copies of duly executed, legally binding and enforceable Lock-Up Agreements, which are in form and substance satisfactory to the Representative. On or before the Closing Date, the Company shall deliver instructions to its transfer agent authorizing such transfer agent to place appropriate legends on the certificates representing the securities of the Company subject to the Lock-Up Agreements and to place appropriate stop transfer orders on the Company's ledgers.



          (l) The Company agrees that, for the duration of the Lock-Up Period (as defined in SECTION 1(w), it and its future subsidiaries will not, without the prior written consent of JSC (i) issue, sell, contract or offer to sell, grant an option for the purchase or sale of, assign, transfer, pledge, hypothecate, distribute or otherwise dispose of, directly or indirectly, any shares of capital stock or any option, right or warrant with respect to any shares of capital stock or any security convertible, exchangeable or exercisable for capital stock, provided, that the Company may, without consent of JSC, issue securities (a) upon the exercise of any outstanding stock options or warrants granted or issued on or prior to the date hereof, and (b) subject to the terms of Section 4(u) of this Agreement, up to an additional 116,283 shares of Common Stock issuable upon the exercise stock options which may be granted pursuant to the Company's 1997 Stock Option Plan, or (ii) file any registration statement for the offer or sale of securities issued or to be issued by the Company or any present or future subsidiaries.

          (m) Neither the Company nor any of its officers or directors will take, directly or indirectly, any action designed to stabilize or manipulate the price of any securities of the Company, or which might in the future reasonably be expected to cause or result in the stabilization or manipulation of the price of any such securities.

          (n)  The Company shall apply the net proceeds from the sale of the
Securities offered to the     public in the manner set forth under "Use of
Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

          (o) The Company shall timely file all such reports, forms or other documents as may be required from time to time under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents will comply as to form and substance with the applicable requirements under the Act, the Exchange Act and the Rules and Regulations.



          (p) The Company shall furnish to the Representative as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date hereof, the Closing Date or the relevant Option Closing Date, as the case may be) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to SECTION 6(j) hereof.




          (q) The Company shall cause the Common Stock to be quoted on the Nasdaq SmallCap Market and listed on the Boston Stock Exchange, for a period of five (5) years from the date hereof, use its best efforts to maintain quotation of the Common Stock to the extent outstanding on the Nasdaq SmallCap Market or the Nasdaq National Market provided that the Company shall not be required to maintain the Boston Stock Exchange listing if the Common Stock is listed in the Nasdaq National Market.




          (r) For a period of three (3) years from the Closing Date, the Company shall at the request of the Representative, furnish or cause to be furnished to the Representative and at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Common Stock and (ii) a list of holders of all of the Company's securities.




          (s) For a period of three (3) years from the Closing Date, the Company shall, at the Company's sole expense, (i) promptly provide the Representative, upon any and all requests of the Representative, with a "blue sky trading survey" for secondary sales of the Company's securities, prepared by counsel to the Company, and (ii) take all necessary and appropriate actions to further qualify the Company's securities in all jurisdictions of the United States in order to permit secondary sales of such securities pursuant to the "blue sky" laws of those jurisdictions, provided that such jurisdictions do not require the Company to qualify as a foreign corporation.



          (t) As soon as practicable, but in no event more than thirty (30) days after the effective date of the Registration Statement, the Company agrees to take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and Moody's OTC Manual and to continue such inclusion for a period of not less than three (3) years.

          (u) Without the prior written consent of JSC, the Company hereby agrees that it will not, for the duration of the Lock-Up Period, adopt, propose to adopt or otherwise permit to exist any employee, officer, director, consultant or compensation plan or arrangement (i) permitting the grant, issue, sale or entry into any agreement to grant, issue or sell any option, warrant or other contract right (a) at an exercise or sale price per share that is less than the greater of the initial public offering price of the Shares set forth herein or the fair market value per share of the Common Stock on the date of grant or sale, or (b) upon payment of less than the full purchase or exercise price for such shares of Common Stock or other securities of the Company on the date of grant or issuance; or (ii) permitting the existence of stock appreciation rights, phantom options or similar arrangements; or (iii) permitting the payment for such securities with any form of consideration other than cash; or (iv) permitting the maximum number of shares of Common Stock or other securities of the Company purchasable at any time pursuant to options, warrants or other contract rights to exceed 545,000 (excluding the Representative's Warrants, the 100,000 warrants issued to the Bridge Investors and the Representative's Option to purchase 230,000 shares to cover-allotments, if any); or (v) to any direct or indirect beneficial holder on the date hereof of more than 10% of the issued and outstanding shares of Common Stock.



          (v) Until the completion of the distribution of the Securities to the public, and during any period during which a prospectus is required to be delivered, the Company shall not, without the prior written consent of JSC, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

          (w)  The Company agrees that:

               i) For a period of five (5) years after the effective date of the Registration Statement, the Company shall cause one (1) individual selected by JSC, subject to the good faith approval of the Company, to be elected to the Board of Directors of the Company (the "Board"), if requested by JSC.

              ii) In the event JSC elects not to exercise the right as set forth above, then it may designate one person to attend all meetings of the Company's Board of Directors for a period of five (5) years. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors.

             iii) The Company shall reimburse JSC's designee for his or her out-of-pocket expenses incurred in connection with his or her attendance of the Board meetings.

              iv) In the event JSC shall not have designated such individual at the time of any meeting of the Board or such person has not been elected or is unavailable to serve, the Company shall notify JSC of each meeting of the Board.

          (x) For a period equal to the lesser of (i) five (5) years from the date hereof, and (ii) the sale to the public of the Representative's Securities, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 for the registration under the Act of the Underwriters' Securities.



          (y) For the duration of the Lock-Up Period, the Company shall not restate, amend or alter any term of any written employment, consulting or similar agreement entered into between the Company and any officer, director or key employee as of the effective date of the Registration Statement in a manner which is more favorable to such officer, director or key employee, without the prior written consent of JSC.

          (aa) The Company will use its best efforts to maintain the effectiveness of the Registration Statement for a period of five (5) years after the date hereof.

          5.   PAYMENT OF EXPENSES.



          (a) The Company hereby agrees to pay (such payment to be made, at the discretion of the Underwriters, on the Closing Date and any Option
Closing Date (to the extent not paid on the Closing Date or a previous Option Closing Date)) all expenses and fees (other than fees of Underwriters'
Counsel, except as set forth in clause (iv) below), incident to the performance of the obligations of the Company under this Agreement and the Representative's Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, (including mailing and handling charges) filing, delivery and mailing (including the payment of postage, overnight delivery or courier charges with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage, overnight delivery or courier charges with respect thereto) and delivery of this Agreement, the Representative's Warrant Agreement and agreements with selected dealers, and related documents, including the cost of all copies thereof and of each Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in such quantities as the Underwriters may request,
(iii) the printing, engraving, issuance and delivery of the Securities, including transfer taxes, if any, (iv) the qualification of the Securities under state or foreign securities or "blue sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and disbursements, expenses and fees of counsel in connection therewith, (v) advertising costs and expenses, including, but not limited to costs and expenses in connection with "road shows," information meetings and presentations, bound volumes and prospectus memorabilia and "tombstone" advertisement expenses, (vi) costs and expenses in connection with due diligence investigations, including, but not limited to, the fees of any independent counsel or consultants, (vii) fees and expenses of a transfer and warrant agent and registrar for the Securities, (viii) applications for assignments of a rating of the Securities by qualified rating agencies, (ix) the fees payable to the Commission and the NASD, and (x) the fees and expenses incurred in connection with the quotation of the Securities on the Nasdaq SmallCap Market and any other exchange.

          (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of SECTION 6 or SECTION 10(a) hereof, the Company shall reimburse and indemnify the Underwriters for all of their actual out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel, less any amounts already paid pursuant to SECTION 5(c) hereof.

          (c) The Company further agrees that, in addition to the expenses payable pursuant to SECTION 5(a) hereof, it will pay to JSC on the Closing Date by certified or bank cashier's check, or, at the election of JSC, by deduction from the proceeds of the offering of the Firm Shares, a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Shares, thirty thousand dollars ($30,000) of which has been paid to date by the Company. In the event the Underwriters elect to exercise the overallotment option described in SECTION 2(b) hereof, the Company further agrees to pay to JSC on each Option Closing Date, by certified or bank cashier's check, or, at JSC's election, by deduction from the proceeds of the Option Shares purchased on such Option Closing Date, a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of such Option Shares.

          6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date and each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date and each Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder; and to the following further conditions:



          (a) The Registration Statement shall have become effective not later than 12:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.




          (c) On or prior to the Closing Date, the Representative shall have received from Underwriters' Counsel such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and such other related matters as the Representative may request and Underwriters' Counsel shall have received such papers and information as they may request in order to enable them to pass upon such matters.



          (d) On the Closing Date, the Underwriters shall have received the favorable opinion of Troop Meisinger Steuber & Pasich, LLP, counsel to the Company dated the Closing Date, addressed to the Underwriters, in form and substance substantially as set forth in Exhibit A hereto and in form and substance satisfactory to Underwriters' Counsel.

          (e) At each Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Troop Meisinger Steuber & Pasich, LLP, counsel to the Company dated the relevant Option Closing Date, addressed to the Underwriters, and in form and substance satisfactory to Underwriters' Counsel confirming as of the Option Closing Date, the statements made by Troop Meisinger Steuber & Pasich, LLP, in its opinion delivered on the Closing Date.

          (f) On or prior to each of the Closing Date and each Option Closing Date, if any, Underwriters' Counsel shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in
SECTION 6(c) hereof, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

          (g)  Prior to the Closing Date and each Option Closing Date, if any,
(i) there shall have been no material adverse change or development involving a prospective adverse change in the condition, financial or otherwise, or the earnings, stockholders' equity, value, operations, properties, business or results of operations of the Company, whether or not in the ordinary course of business, from the latest dates as of which such matters are set forth in the Registration Statement and the Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there shall not have been any change in the capital stock, debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise) from the latest dates as of which such matters are set forth in the Registration Statement and the Prospectus; (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and the Prospectus; (vi) no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, shall be pending or threatened (or circumstances giving rise to same) against the Company or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially and adversely affect the condition, financial or otherwise, or the earnings, stockholders' equity, value, operations, properties, business or results of operations of the Company taken as a whole, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act with respect to the Registration Statement and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

          (h) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial officer of the Company, dated the Closing Date or the relevant Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

               i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

              ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, are contemplated or threatened under the Act;

             iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and neither the Preliminary Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

              iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any material liabilities or obligations, direct or contingent; (B) the Company has not paid or declared any dividends or other distributions on its capital stock; (C) the Company has not entered into any transactions not in the ordinary course of business; (D) there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company (E) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (F) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliate (within the meaning of the Rules and Regulations) of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (G) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this SECTION 6(g) are to such documents as amended and supplemented at the date of such certificate.

          (i) By the Closing Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

          (j) At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters and the Board of Directors of the Company and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriters and Underwriters' Counsel, from Arthur Andersen LLP.

               i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations;

              ii) stating that it is their opinion that the financial statements of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and that the Underwriters may rely upon the opinion of Arthur Andersen LLP with respect to such financial statements and supporting schedules included in the Registration Statement;

             iii) stating that, on the basis of a limited review which included a reading of the latest unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (B) the pro forma financial information contained in the Registration Statement and the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements of the Company or the unaudited financial information included in the Registration Statement and Prospectus or
          (C) at a specified date no more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the December 31, 1997 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (D) during the period from December 31, 1997 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was any decrease in net revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period beginning December 31, 1996, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

              iv) setting forth, at a date not later than five (5) days prior to the effective date of the Registration Statement, the amount of liabilities of the Company (including a break down of commercial paper and notes payable to banks);

               v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus, in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

              vi) statements as to such other matters incident to the transaction contemplated hereby as the Representative may request.




          (k) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date or the relevant Option Closing Date, as the case may be, to the effect that (i) it reaffirms the statements made in the letter furnished pursuant to SECTION 6(i), (ii) if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that Arthur Andersen LLP has carried out procedures as specified in clause (v) of SECTION 6(j) hereof with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).




          (l) On each of Closing Date and Option Closing Date, if any, there shall have been duly tendered to the Representative for the several Underwriters the appropriate number of Securities.




          (m) No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to SECTION 4(e) hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.




          (n) On or before the effective date of the Registration Statement, the Company shall have executed and delivered to the Underwriters, the Representative's Warrant Agreement, substantially in the form filed as
Exhibit 1.2 to the Registration Statement. On or before the Closing Date, the Company shall have executed and delivered to the Representative the Representative's Warrants in such denominations and to such designees as shall have been provided to the Company.





          (o) On or before Closing Date, the Common Stock shall have been duly approved for quotation on the Nasdaq SmallCap Market, subject to official notice of issuance and duly approved for listing on the Boston Stock Exchange, subject to official notice of issuance.



          (p) On or before Closing Date, there shall have been delivered to the Underwriters all of the Lock-Up Agreements, in form and substance satisfactory to Underwriters' Counsel.

          (q) On or before the Closing Date, the Company shall have (i) executed and delivered to JSC the Consulting Agreement, substantially in the form filed as Exhibit 10.16 to the Registration Statement and (ii) paid to JSC $48,000 representing the retainer fee pursuant to the Consulting Agreement.



          (r) At least two (2) full business days prior to the date hereof, the Closing Date and each Option Closing Date, if any, the Company shall have delivered to the Representative the unaudited interim financial statements required to be so delivered pursuant to
SECTION 4(p) of this Agreement.



          If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or at any Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.



          7.   INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this SECTION 7, "Underwriters" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters, and each person, if any, who controls the Underwriters ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries and suits in respect thereof), whatsoever (including but not limited to any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against such action, proceeding, investigation, inquiry or suit commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriters or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented);
(ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this SECTION 7, collectively referred to as "applications") executed by the Company or based upon written information furnished by the Company filed, delivered or used in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD, Nasdaq or any securities exchange; (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made); or (C) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company or any of its officers delivered pursuant hereto, unless, in the case of clause (A) or (B) above, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. The indemnity agreement in this Section 7(a) shall be in addition to any liability which the Company may have at common law or otherwise.

          (b) Each of the Underwriters agree, severally but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration

Statement, and each person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or the Prospectus directly relating to the transactions effected by the Underwriters in connection with the offering contemplated hereby. The Company acknowledges that the statements with respect to the public offering of the Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus. The indemnity agreement in this Section 7(b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

          (c) Promptly after receipt by an indemnified party under this SECTION 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this SECTION 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this SECTION 7 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action, investigation, inquiry, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it or they may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, an indemnified party shall have the right to employ its own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to one or all of the indemnifying parties (in which event the indemnifying parties shall not have the right to direct the defense of such action, investigation, inquiry, suit or proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, investigation, inquiry, suit or proceeding or separate but similar or related actions, investigations, inquiries, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Anything in this SECTION 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent may not be unreasonably withheld.

          (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this SECTION 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this SECTION 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, investigations, inquiries, suits or proceedings in respect thereof) referred to in the first (1st) sentence of this
SECTION 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, investigation, inquiry suit or proceeding. Notwithstanding the provisions of this SECTION 7(d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
SECTION 7(d), each person, if any, who controls the Company or the Underwriters within the meaning of the Act, each officer of the Company who has signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or the Underwriters, as the case may be, subject in each case to this SECTION 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, inquiry, investigation or proceeding, against such party in respect to which a claim for contribution may be made against another party or parties under this
SECTION 7(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this SECTION 7(d), or to the extent that such party or parties were not adversely affected by such omission. Notwithstanding anything in this SECTION 7 to the contrary, no party will be liable for contribution with respect to the settlement of any action or claim effected without its written consent. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.



          8. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties, covenants and agreements at the Closing Date and each Option Closing Date, if any, and such representations, warranties, covenants and agreements of the Company, and the respective indemnity and contribution agreements contained in SECTION 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriters, the Company, any controlling person of any of the Underwriters or the Company, and shall survive the termination of this Agreement or the issuance and delivery of the Securities to the Underwriters and the Representatives, as the case may be.




          9. EFFECTIVE DATE. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its discretion, shall release the Securities for sale to the public; PROVIDED, however, that the provisions of SECTIONS 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this SECTION 9, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities.




          10.  TERMINATION.



          (a) Subject to SECTION 10(b) hereof, the Representative shall have the right to terminate this Agreement: (i) if any domestic or international event or act or occurrence has materially adversely disrupted, or in the Representative's opinion will in the immediate future materially adversely disrupt, the financial markets; or (ii) if any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Boston Stock Exchange, the Commission or any governmental authority having jurisdiction over such matters; or (iv) if trading of any of the securities of the Company shall have been suspended, or if any of the securities of the Company shall have been delisted, on any exchange or in any over-the-counter market; or (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (vi) if a banking moratorium shall have been declared by any state or federal authority; or
(vii) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Securities; or (ix) if there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis or there shall have been such a material adverse change in the conditions or prospects of the Company, or if there shall have been such a material adverse change in the general market, political or economic conditions, in the United States or elsewhere, as in the Representative's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities; or (x) if Mr. James Ung or Mr. Max Toghraie shall no longer serve the Company in their present respective capacities.




          (b) If this Agreement is terminated by the Representative in accordance with the provisions of SECTION 6 or SECTION 10(a) hereof the Company shall promptly reimburse and indemnify the Underwriters for all of their actual out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel, less amounts previously paid pursuant to SECTION 5(c) hereof. In addition, the Company shall remain liable for all "blue sky" counsel fees and expenses and "blue sky" filing fees. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to SECTIONS 6 and 10(a) hereof), and whether or not this Agreement is otherwise carried out, the provisions of SECTION 5 and SECTION 7 shall not be in any way be affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.




          11. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to SECTION 5,
SECTION 7 and SECTION 10 hereof. No action taken pursuant to this SECTION 11 shall relieve the Company from liability, if any, in respect of such default.




          12. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative



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



shall be directed to the Underwriters at Joseph Stevens & Company, Inc., 33 Maiden Lane, 8th Floor, New York, NY 10038, Attention: Mr. Joseph Sorbara; with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Rubi Finkelstein, Esq. Notices to the Company shall be directed to the Company at CUMETRIX DATA SYSTEMS CORP., 957 Lawson Street, Industry, California 91748, with a copy to Troop Meisinger Steuber & Pasich, LLP Attention: Murray Markiles, Esq.



          13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in SECTION 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

          14. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to choice of law or conflict of laws principles.

          15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.



          16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Representative's Warrant Agreement and the Consulting Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof. This Agreement may not be amended except in a writing signed by the Representative and the Company.



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

          If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        CUMETRIX DATA SYSTEMS CORP.


                                        By:
                                           ------------------------------------
                                           Max Toghraie
                                           Chief Executive Officer

Confirmed and accepted as of
the date first above written.



JOSEPH STEVENS & COMPANY, INC.
For itself and as Representative of the
several Underwriters named in Schedule A hereto



By:
   ----------------------------------------
   Name:
   Title:








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                                                                      SCHEDULE A



Name of Underwriter                     NUMBER OF SHARES



Joseph Stevens & Company, Inc.
Royce Investment Group, Inc.


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